Exhibit 99.1

ANADIGICS ANNOUNCES FIRST QUARTER 2011 RESULTS

Quarterly Net Sales of $43.5 Million
GAAP Net Loss of ($0.16) per Share; Non-GAAP Net Loss of ($0.07) per Share

WARREN, N.J., May 3, 2011—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported first quarter 2011 net sales of $43.5 million which were flat to the same year ago period and down 27.8% from the prior quarter.

GAAP net loss for the first quarter of 2011 was $10.7 million, or ($0.16) per share. Non-GAAP net loss for the first quarter of 2011 was $5.0 million, or ($0.07) per share, excluding stock based compensation, management separation charges and adjustments in marketable securities.  The reported Non-GAAP results were in line with the guidance previously provided.

As of April 2, 2011, cash, cash equivalents and short and long-term marketable securities totaled $104 million.

Outlook for the Second Quarter 2011

Shipments to our largest North American wireless customer will decrease during the second quarter resulting in an expected sequential decrease in Wireless net sales of approximately 25% to 30%.   While Broadband net sales are expected to increase sequentially by approximately 35%, it will not be sufficient to offset the decline in Wireless sales.  As such, total Company net sales for the second quarter of 2011 are expected to decrease sequentially by approximately 15% - 19% to a range of $35 - $37 million from the first quarter revenue of $43.5 million.   Net loss on a GAAP basis for the second quarter is expected to be approximately ($0.22) to ($0.23) per share, which includes a restructuring charge of $0.02 per share.  Net loss on a Non-GAAP basis for the second quarter is expected to be approximately ($0.16) to ($0.17) per share.

“The decrease in net sales at our largest customer is the result of programs reaching end of life and a loss in market share related to the customer’s change in chipset vendors that do not utilize our power amplifiers,” commented Ron Michels, President and Chief Executive Officer.  “We remain actively engaged with this large customer and its chipset vendors on next generation platforms. Additionally, we are proactively taking steps to align our cost base with revenues over the short-term, while prudently allocating resources to further expand our technology base and product offerings going forward. New product development will be a critical area of focus as we increase the breadth of our product portfolio and enhance our commitment to innovation and technology leadership. In fact, we are already heavily engaged with all of our customers and are actively pursuing several new opportunities across both Wireless and Broadband.

“While I am disappointed in our revenue guidance for the second quarter, I want to emphasize that our foundation for future success is still intact. We have an expanding technology pipeline and strong relationships with our current customers. Together our solid balance sheet, prudent cost reductions and investment in future products will enable us to reposition ANADIGICS as an industry leader. Despite the significant near-term challenges that we face, I am committed to returning our company to growth and profitability and becoming more effective at everything that we do.”

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, management separation and restructuring charges and marketable securities’ adjustments. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 8:30 AM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 800-642-1687 conference ID 60793547 (available until May 10, 2011).

Recent Highlight

March 23, 2011 - ANADIGICS Enables Shanghai Qianjin Electronics’ CATV Infrastructure Products

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About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended
	April 2, 2011	April 3, 2010

Net sales	$43,463	$43,531
Cost of sales	31,303	30,047
Gross profit	12,160	13,484
Research and development expenses	13,573	11,781
Selling and administrative expenses	9,436	6,992
Operating loss	(10,849)	(5,289)
Interest income	141	93
Interest expense	(17)	(52)
Other income, net	51	60
Net loss	$(10,674)	$(5,188)

Net loss per share
Basic and diluted	$(0.16)	$(0.08)

Basic and dilutive shares outstanding	67,037	64,203

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(10,674)	$(5,188)
Stock compensation expense (excluding Management separation charges)
Cost of sales	610	573
Research and development	978	851
Selling and administrative	1,218	1,133
Management separation charges
Research and development (1)	838	-
Selling and administrative (1)	2,111	-
Marketable securities recovery and accretion (2)	(75)	(38)
Non-GAAP net loss	$(4,994)	$(2,669)

Non-GAAP loss per share (*)
Basic and diluted	$(0.07)	$(0.04)

(*) Calculated using related GAAP shares outstanding

(1) Management separation charges include non-cash stock compensation of $568 and $116 in Research and development and Selling and administrative, respectively.

(2) Marketable securities adjustments include recoveries upon sale and interest accretion.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	April 2, 2011	12/31/2010 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$94,591	$97,129
Accounts receivable	26,207	35,299
Inventory	23,039	20,734
Prepaid expenses and other current assets	5,169	3,319
Total current assets	149,006	156,481

Marketable securities	9,434	8,964
Plant and equipment, net	64,187	68,119
Other assets	249	248
	$222,876	$233,812

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$13,143	$17,968
Accrued liabilities	10,576	10,191
Total current liabilities	23,719	28,159

Other long-term liabilities	2,623	2,689

Stockholders’ equity	196,534	202,964
	$222,876	$233,812

(*) The condensed balance sheet at December 31, 2010 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.